                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



   Date of Report (date of earliest event Reported)     February 28, 1996
                                                   ---------------------------



                          THE COLUMBIA GAS SYSTEM, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      1-1098                 13--1594808
----------------------------         ------------           -------------------
(State of other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)


                 20 Montchanin Road, Wilmington, Delaware 19807
                 ----------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (302) 429-5000
                                                           --------------

Item 5.           Other Events

                  Information contained in a News Release dated February 28, 1996, is incorporated herein by reference.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          The Columbia Gas System, Inc.
                                          -----------------------------
                                                  (Registrant)




                                          By     /s/L. J. Bainter
                                            ---------------------------
                                                    Treasurer


Date:  February 28, 1996

Contacts:         Media -     Bill Chaddock (302) 429-5261
                              Bill McLaughlin (302) 429-5443
                  Analysts -  Tom Hughes (302) 429-5363
                              Ken Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                        February 28, 1996


             COLUMBIA SYSTEM ANNOUNCES SALE OF SOUTHWESTERN E&P UNIT
                          TO HUNT PETROLEUM CORPORATION


         WILMINGTON, DEL. -- The Columbia Gas System, Inc. (NYSE: CG) announced today that it has agreed to sell all of the stock of Columbia Gas Development Corporation, its wholly-owned Houston- based oil and gas exploration and production subsidiary, to Hunt Petroleum Corporation, a privately-held E&P concern.

         Columbia will receive approximately $200 million in cash plus an overriding royalty interest in certain oil and gas leases. Closing is anticipated by April 1996.

         As previously announced, Columbia expects to use the proceeds from the sale to repay short-term debt incurred in connection with the recent redemption of $200 million of preferred stock and $200 million of convertible preferred stock.

         Columbia Gas Development, headquartered in Houston, Texas, has in excess of 195 billion cubic feet equivalent of proved oil and natural gas reserves located in the Gulf of Mexico and onshore continental United States. The Columbia Gas System, Inc., is one of the nation's largest integrated natural gas systems with assets in excess of $6 billion. Its operating units are actively engaged in all phases of the natural gas industry, provide marketing and fuel management services, and generate electric power.

                                      # # #